EXHIBIT 5.1

                        [GOODWIN PROCTER LLP LETTERHEAD]

                               September 11, 2003

Watts Industries, Inc.
815 Chestnut Street
North Andover, Massachusetts  01845

      Re: Legality of Securities to be Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of deferred compensation obligations (the "Obligations") of Watts Industries, Inc., a Delaware corporation (the "Company"). The Obligations will be offered under the Watts Industries, Inc. Non-qualified Deferred Compensation Plan (the "Plan") to a select group of management or highly compensated employees of the Company.

      In connection with rendering this opinion, we have examined (i) the Restated Certificate of Incorporation of the Company, as amended, as on file with the Secretary of State of the State of Delaware, (ii) the Amended and Restated By-laws of the Company, as amended, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, (v) the Plan, and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

      We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting the Delaware General Corporation Law and
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Watts Industries, Inc.
September 11, 2003
Page 2

applicable provisions of the Delaware Constitution), and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Delaware.

      Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan, will be duly authorized and validly issued and will be legal, valid and binding unsecured general obligations of the Company enforceable in accordance with their terms and the terms of the Plan, except as and to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May
1998).

      The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity without our prior written consent. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ GOODWIN PROCTER LLP

                                   GOODWIN PROCTER LLP